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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d)of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   December 23, 1994
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                               Wyle Laboratories
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             (Exact name of registrant as specified in its charter)


          California                  1-5374              95-1779998
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        (State or other            (Commission         (I.R.S. Employer
          jurisdiction             File Number)       Identification No.)
       of incorporation)


      15370 Barranca Parkway, Irvine, California                92718
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       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code   (714) 753-9953
                                                   -----------------------------


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         (Former name or former address, if changed since last report)
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Item 2. -  Acquisition or Disposition of Assets

On December 23, 1994, Wyle Laboratories (the "Company") completed the sale of its Scientific Services & Systems ("SS&S") business to WESS Investment Corp., a buy-out group led by William E. Simon & Sons and certain members of the SS&S management (the "Simon Group"). The company has been advised that Frank S. Wyle,
F. Stephen Wyle and John R. Herring, directors of the Company, are minority investors in the Simon Group and F. Stephen Wyle serves as an executive officer and director of the Simon Group.

The Simon Group acquired certain assets and liabilities of SS&S, including receivables, inventory, property, plant and equipment, accounts payable and accrued expenses for a negotiated purchase price of $30 million in cash, subject to adjustment, plus additional amounts that may be paid to the Company under an earnout provision. The Company primarily used the cash proceeds from the sale to repay long-term debt. SS&S offers research, engineering, testing and support services to the aerospace, defense and energy industries.

During the third quarter ended September 30, 1994, the Company recorded an estimated loss on the sale of discontinued operations of $13.4 million, after income tax benefits of $8.4 million. The estimated loss on sale included certain transaction costs and reserves associated with the disposition such as reserves for insurance and employee related matters, various contractual arrangements and certain contingent liabilities. Restated income from continuing operations and income from discontinued operations, before accounting change, was $8,336,000 and $2,993,000, respectively, for the eleven month period ended December 31, 1993.


Item 7. - Financial Statements and Exhibits

     (b) Pro forma financial information.

         As a result of the definitive agreement dated October 5, 1994 that the Company entered into to sell its SS&S business, the Company restated the comparative income statements filed with its Form 10-Q for the quarter ended September 30, 1994, to reflect the SS&S business as discontinued operations. In addition, the Company adjusted its balance sheet as of September 30, 1994 to reflect the net assets of discontinued operations as a one-line asset held for sale. Therefore, pro forma income statements and balance sheets have not been submitted with this report.

     (c) Exhibits

     10 ASSET PURCHASE AGREEMENT by and between Wyle Laboratories as "Seller," and WESS Investment Corp. as "Buyer," dated October 5, 1994. Exhibits and schedules to the Asset Purchase Agreement are listed on the last two pages of such Agreement. Such exhibits and schedules have not been filed by the Registrant, who hereby undertakes to file such exhibits and schedules upon request of the Commission.



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                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    WYLE LABORATORIES



Date:    January 9, 1995            By:  R. VAN NESS HOLLAND, JR.
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                                         R. Van Ness Holland, Jr.
                                         Executive Vice President-
                                         Finance and Treasurer,
                                         Chief Financial Officer



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                               WYLE LABORATORIES
                     INDEX TO EXHIBITS FILED WITH FORM 8-K

Exhibits:
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  10.     ASSET PURCHASE AGREEMENT by and between Wyle Laboratories as "Seller,"
          and WESS Investment Corp. as "Buyer," dated October 5, 1994. Exhibits and schedules to the Asset Purchase Agreement are listed on the last two pages of such Agreement. Such exhibits and schedules have not been filed by the Registrant, who hereby undertakes to file such exhibits and schedules upon request of the Commission.